Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305

Cleveland-Cliffs Inc

Prospectus Supplement dated October 25, 2004
to the Prospectus dated July 22, 2004

     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to update and/or add, as applicable, the information regarding the following entities in the prospectus and their respective amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

	NATURAL		PRINCIPAL AMOUNT		COMMON SHARES
	PERSON WITH	SHARES OF	OF CONVERTIBLE		OWNED PRIOR
	VOTING OR	PREFERRED	SUBORDINATED		TO THIS
SELLING SECURITYHOLDER	INVESTMENT CONTROL	STOCK	DEBENTURES	COMMON SHARES	OFFERING

BNP Paribas Equity Strategies, SNC	Christian Menestrier (1)	1,548	1,548,000	24,967	2,726

CooperNeff Convertible Strategies (Cayman) Master Fund, LP.	Christian Menestrier (1)	1,508	1,508,000	24,322	—

DBAG London	—	13,500	13,500,000	217,741	—

Lyxor/Convertible Arbitrage Fund Limited	Christian Menestrier (1)	276	276,000	4,451	—

Singlehedge US Convertible Arbitrage Fund	Christian Menestrier (1)	352	352,000	5,677	—

Sturgeon Limited (2)	Christian Menestrier (1)	316	316,000	5,096	—

Windmill Master Fund, LP.	Stanley Druckenmiller (3)	1,500	1,500,000	24,193	—

(1)	Christian Menestrier is the chief executive officer of CooperNeff Advisors, Inc.

(2)	The inclusion of this selling securityholder in the prospectus supplement supercedes the information included in the prospectus.

(3)	Duquesne Capital Management is the Investment Manager of Windmill Master Fund, LP. Stanley Druckenmiller is the chief executive officer and president of Duquesne Capital Management.